Exhibit 10.1


                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT



                                     Between



                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

                                 as the Borrower


                                       and


                         PNC BANK, NATIONAL ASSOCIATION

                                   as the Bank



                                   Dated as of

                                   May 1, 1997

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C/M 11834.0000 491934.1

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "First Amendment") made as of May 1, 1997 to that certain Amended and Restated Credit Agreement dated as of January 31, 1996 (the Amended and Restated Credit Agreement together with the exhibits and schedules thereto, the "Existing Agreement") by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION (the "Bank").


                                   WITNESSETH:


                  WHEREAS, the Borrower and the Bank entered into the Existing Agreement pursuant to which the Bank made certain financial accommodations available to the Borrower including a Revolving Credit Commitment facility in an aggregate principal amount not to exceed $6,500,000;

                  WHEREAS, the Borrower has requested that the Bank, and the Bank is willing upon the following terms and conditions, to modify the Existing Agreement; and

                  WHEREAS, the Borrower and the Bank desire to amend the Existing Agreement as set forth herein.

                  NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the Borrower and the Bank with the intent to be legally bound hereby, agree that the Existing Agreement shall be amended as follows:


                                    ARTICLE I

                        AMENDMENTS TO EXISTING AGREEMENT

                  Section 1.01. Additional Definitions. Section 1.1 from and after the First Amendment Effective Date is hereby amended such that the following definition shall be added thereto in the appropriate alphabetical order:

                  Account: As used in each Loan Document except the Working Cash Sweep Agreement and the Trust Agreement, an account, as that term is defined in the Uniform Commercial Code, due the Borrower, whether now in existence or hereafter created or

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acquired, and as used in the Working Cash Sweep Agreement and the Trust
Agreement, the account defined in this Agreement as the Parent Account.

                  Agreement: As used in each Loan Document except the Working Cash Sweep Agreement and the Trust Agreement, this Amended and Restated Credit Agreement, all exhibits and schedules hereto and all extensions, renewals, amendments, substitutions and replacements hereof and hereto; and when this Agreement is referred to in the Working Cash Sweep Agreement and the Trust Agreement shall be referred to as the "Line of Credit Agreement".

                  Applicable Margin: The percentage (expressed in basis points) determined from time to time based upon the ratio of the Borrower's Consolidated Total Liabilities to the Borrower's Consolidated Tangible Net Worth set forth under the relevant column heading below.

            Ratio of Consolidated Total
            Liabilities to Consolidated
                 Tangible Net Worth               Applicable Margin

            Less than .5:1.0                      100 basis points

            Greater than or equal to               50 basis points
            .5:1.0 but less than .75:1.0

            Greater than or equal to                0 basis points
            .75:1.0 but less than 1.0:1.0



                  Credit: A Credit as defined in the Working Cash Sweep
Agreement.

                  Customer: The Borrower in its capacity as the customer under the Working Cash Sweep Agreement.

                  Customer's Trust: The trust created pursuant to the Working Cash Sweep Agreement.

                  DDA: Each checking account now or hereafter identified on the Schedule to the Working Cash Sweep Agreement.

                  Debit:  As defined in the Working Cash Sweep Agreement.

                  Federal Funds Effective Rate: For any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being weighted average of the rates on overnight federal funds transactions

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arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  First Amendment: The First Amendment to Amended and Restated Credit Agreement dated as of May 1, 1997 by and between the Borrower and the Bank.

                  First Amendment Effective Date shall mean May 1, 1997.

                  Grantor: The Borrower in its capacity as Grantor under the Trust Agreement.

                  Ineligible Securities: Any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Bank Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  Net Credit:  As defined in the Working Cash Sweep Agreement.

                  Net Debit:  As defined in the Working Cash Sweep Agreement.

                  Parent Account: The parent account as so designated in the Working Cash Sweep Agreement and referred to in the Working Cash Sweep Agreement and Trust Agreement as the Account.

                  Section 20 Subsidiary: The Subsidiary of the bank holding company controlling the Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  Target Balance:  As defined in the Working Cash Sweep
Agreement.

                  Transfer Difference: As defined in the Working Cash Sweep Agreement.

                  Trust Agreement: The Working Cash(R) Trust Agreement dated as of the First Amendment Effective Date by and between the Grantor and the Trustee and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  Trustee: PNC Bank, National Association in its capacity as trustee under the Trust Agreement.

                  Working Cash Agreements: This Agreement, the Working Cash Sweep Agreement and the Trust Agreement.

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                  Working Cash Sweep Agreement: The Working Cash(R), Line of
Credit, Investment Sweep Agreement dated as of the First Amendment Effective Date by and between the Borrower as the Customer and the Bank and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  Section 1.02. Amended and Restated Definitions. Section 1.1 from and after the First Amendment Effective Date is hereby amended such that the following definitions shall be amended and restated in their entirety.

                  Base Rate: A fluctuating rate of interest per annum equal to the greater of (i) the Prime Rate or (ii) the sum of (A) the Federal Funds Effective Rate plus (B) 1/2 of one percent per annum.

                  Business Day: A day other than a Saturday or Sunday on which the Bank and the Trustee are open for Business.

                  Collateral: Collectively, all of the property (whether real, personal or mixed, and whether tangible or intangible), rights, titles and interests subject to any Encumbrance in favor of the Bank pursuant to this Agreement or any other Loan Document, including but not limited to the cash and other assets held by the Bank in the Lockbox Account, each DDA, the Parent Account and each other bank account maintained by the Bank in order to implement the Working Cash Agreements.

                  Fee: Any of the fees payable or to be payable by the Borrower to the Bank or the Trustee pursuant to any of the Loan Documents including but not limited to the Commitment Fee, or any Letter of Credit Fee.

                  Letter of Credit: Any letter of credit issued by the Bank pursuant to any application for letter of credit and/or any Reimbursement Agreement.

                  Letter of Credit Fee: Any fee due the Bank for the issuance of or processing of a Letter of Credit or a draw thereunder.

                  Loan Document: Any of this Agreement, the Note, any Security Document, any Letter of Credit, any application for Letter of Credit, any Reimbursement Agreement, any Lockbox Agreement, the Working Cash Sweep Agreement, the Trust Agreement, any other cash management agreement and all other documents and instruments executed and delivered from time to time to govern, evidence or secure the Obligations, and the exhibits, schedules, statements, reports, certificates and other documents required by, or related to, any of the foregoing, and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  Lockbox Account: A U.S. Postal Service lockbox in the Borrower's name over which, pursuant to the Lockbox Agreement, the Bank has dominion and control to the

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exclusion of the Borrower or other Persons acting by or through the Borrower, and the related account into which the proceeds of the items received in the Lockbox Account are processed, which may be a DDA.

                  Obligations: Collectively, (i) all unpaid principal and accrued and unpaid interest under the Loans, (ii) all accrued and unpaid Fees hereunder or under any of the other Loan Documents, (iii) all obligations (contingent or matured) due the Bank pursuant to draws on Letters of Credit,
(iv) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, Fees, costs, expenses, prepayment premiums, and other obligations of the Borrower or any Subsidiary to the Bank, the Trustee or any indemnified party hereunder and thereunder, (v) all other existing and future obligations of the Borrower or any Subsidiary to the Bank for the payment of money under any other agreement or instrument between the Borrower or any Subsidiary and the Bank or among the Borrower or any Subsidiary, the Bank and any other Person, and (vi) all reasonable out-of-pocket costs and reasonable expenses incurred by the Bank in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Bank's counsel.

                  Outstanding Revolving Credit Amount: The sum of the aggregate principal amount of outstanding Loans.

                  Reimbursement Agreement: Any agreement relating to a Letter of Credit issued by the Bank for the account of the Borrower or an Affiliate pursuant to which the Borrower agrees to reimburse the bank for any draw against such letter of credit.

                  Revolving Credit Commitment: The obligation of the Bank to make available to the Borrower an amount which does not exceed $6,500,000 at any one time outstanding.

                  Revolving Credit Termination Date: Initially, April 30, 2000, as such date may be extended upon the terms and conditions set forth in Section 2.1f, or if any such day is not a Business Day, the Business Day next preceding such date.

                  Subsidiary: (i) Any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by another Person or one or more of such other Person's subsidiaries,
(ii) any partnership of which such other Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such other Person or one or more of such other Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such other Person or one or more of such other Person's Subsidiaries or (iv) any corporation, trust, partnership, limited

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liability company or other entity which is controlled or capable of being controlled by such other Person or one or more of such other Person's Subsidiaries.

                  Section 1.03. Deleted Definitions. From and after the First Amendment Effective Date Section 1.1 is amended by deleting the following defined terms and their related definitions:

                           Borrowing Base
                           Borrowing Base Certificate
                           Cash Collateral Account
                           Controlled Disbursement Account
                           Controlled Disbursement Account Agreement
                           Federal Funds Rate
                           Qualified Account
                           Qualified Inventory

                  Section 1.04. Revision of Revolving Credit Commitment. From and after the First Amendment Effective Date Section 2.1 is amended and restated in its entirety to read as follows:

2.1               Revolving Credit Commitment.

2.1a              Loans. The Bank agrees, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow, from the date hereof until the Revolving Credit Termination Date, an aggregate principal amount shall not exceed $6,500,000 in the aggregate at any one time outstanding.

2.1b              Mandatory and Voluntary Reductions of Revolving Credit
                  Commitment.

                  (i)      DELETED

                  (ii) Asset Sales. Subject to the provisions of Section 6.8 hereof, upon the sale or disposition in one or a series of transactions of the Borrower's assets which yields Net Cash Proceeds in excess of $250,000 per annum, the Borrower shall make a mandatory payment of the outstanding Loans in an amount equal to the Net Cash Proceeds in excess of $250,000 relating to any such sale or disposition, and at the Bank's option, the Revolving Credit Commitment shall be permanently reduced by such amount, and, if so reduced, the portion of the Revolving Credit Commitment so terminated shall no longer be available for borrowing.

                  (iii) Voluntary Reductions. Upon at least ten Business Days' prior written notice to the Bank, the Borrower may from time to time permanently reduce the Revolving Credit Commitment, and, to the extent of such reduction, the portion of the Revolving Credit

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Commitment shall no longer be available for borrowing. Simultaneously with any such voluntary permanent reduction, the Borrower shall make a payment of the outstanding Loans equal to the excess, if any, of (A) the Outstanding Revolving Credit Amount over (B) the Revolving Credit Commitment, as so reduced. Each such reduction shall be in a minimum principal amount of $500,000 or, if in excess of $500,000, in integral multiples of $250,000.
Notice of a reduction, once given, shall be irrevocable.

                  (iv) Application of Payments. Any and all Revolving Credit Commitment reductions or mandatory or voluntary prepayments made pursuant to any particular item of this Section 2.1b shall be made in addition to, and not in lieu of, any and all Revolving Credit Commitment reductions and mandatory and voluntary prepayments required to be made pursuant to any other item of this
Section 2.1b. All such mandatory and voluntary prepayments shall be accompanied by all accrued and unpaid interest thereon, and all amounts due pursuant to
Section 2.4, if any.

2.1c             Advance Procedures. In the event that the assets transferred into the Parent Account from the Customer's Trust under the Working Cash Sweep Agreement are insufficient to cover the Net Debit, the Bank shall on behalf of the Borrower advance an amount equal to the lesser of (i) the remaining amount of the Net Debit or (ii) the Revolving Credit Commitment.

2.1d             Payment Terms. Any Credit in the Parent Account shall, to the extent available at the end of any Business Day, be automatically applied to the repayment of the outstanding balance of the Loans. In addition, the outstanding principal balance of the Loans and any accrued and unpaid interest thereon shall be due and payable on the Revolving Credit Termination Date. If any payment hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest with such payment. Borrower hereby authorizes the Bank to charge the Parent Account or any deposit account maintained by the Borrower, individually or jointly with others with the Bank for any payment when due hereunder. Payments received will be applied to charges, fees, expenses, accrued interest and principal in any order the Bank may choose in its sole discretion.

2.1e             Note. The obligation of the Borrower to repay on or before the
Revolving Credit Termination Date the aggregate unpaid principal amount of all Loans shall be evidenced by the Note substantially in the form of Exhibit "B" attached hereto, executed by the Borrower and delivered to the Bank.

2.1f             Extension of Revolving Credit Termination Date. The provisions of Section 2.1 shall be in effect until, and all Obligations relating to the Revolving Credit Commitment shall be due and payable on, the Revolving Credit Termination Date, unless terminated earlier, as provided in Section 8.2. The Borrower in March of 1998 and in each subsequent month of March during the term of the Revolving Credit Commitment (whether the original term or any extended term as provided hereby) when the remaining term of the Revolving

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Credit Commitment is approximately twenty-six (26) months, may request, by written notice executed by an Authorized Officer and delivered to the Bank, an extension or further extension of the Revolving Credit Commitment and a corresponding alteration of the Revolving Credit Commitment. The Bank shall inform the Borrower not later than the last Business Day in April in each year the request is made whether or not such extension has been agreed to. If the Bank does not respond to any such request within the specified time period, such request, in the absence of a written agreement between the Bank and the Borrower to the contrary, shall be deemed to be denied.

2.1g              Lockbox.

                  (i) Lockbox Account. On or prior to the Closing Date, the Bank and the Borrower shall enter into a Lockbox Agreement in the form of Exhibit "C" hereto. The Borrower shall notify all Account Debtors to make payment directly to the Lockbox Account. All notifications to Account Debtors shall contain such instructions regarding the address and account number of the Lockbox Account as may be specified by the Bank to the Borrower from time to time, and shall otherwise be satisfactory to the Bank. The Bank may also instruct Account Debtors to make payment to the Lockbox Account at any time. The Bank, pursuant to the term of the Lockbox Agreement, shall process all items received in the lockbox and deposit the proceeds of the Lockbox Account into a DDA.

                  (ii) Other Bank Accounts. The Borrower agrees that it shall not maintain any other depository accounts in which cash or proceeds of Collateral could be deposited, except for those accounts meeting the requirements of this item (ii). Pursuant to an agreement satisfactory in form and substance to the Bank, each bank or other financial institution at which such an account is maintained by the Borrower shall acknowledge that the Bank has a security interest in and to such account maintained with it, and shall agree that, either on a daily basis or upon receipt of instructions from the Bank, it will cause all collected funds in such account (except for any required minimum balances) to be deposited in a DDA by wire transfer.

2.1h              Termination of Working Cash Sweep Agreement. The Working Cash
Sweep Agreement may be terminated by the Borrower or the Bank on thirty (30) days' prior written notice from the Person terminating the Working Cash Sweep Agreement to the other party thereto. During such thirty (30) day period the Bank and the Borrower shall attempt to agree on an alternative mechanism for funding Loans under this Agreement. Failure of the Borrower and the Bank to agree on an alternative funding mechanism shall constitute an Event of Default hereunder at the end of such thirty (30) day period.

                  Section 1.05. Deletion of Letter of Credit Facility. From and after the First Amendment Effective Date Section 2.2 shall be deleted in its entirety without there being a renumbering of the remaining Sections of Article II.


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                  Section 1.06. Revision of Interest Provisions. From and after the First Amendment Effective Date Section 2.3 shall be amended and restated in its entirety to read as follows:

2.3               Interest.

2.3a              Interest Rate. During the term hereof, all amounts outstanding hereunder shall bear interest at a rate per annum equal to the sum of (i) the Base Rate less (ii) the Applicable Margin.

2.3b              Adjustments to Interest Rates.

                  (i) Changes in Applicable Margin. The Applicable Margin shall be adjusted as of the first day of each Fiscal Quarter based upon the ratio of the Borrower's Consolidated Total Liabilities to the Borrower's Consolidated Tangible Net Worth as shown in the Compliance Certificate for the immediately preceding Fiscal Quarter.

                  (ii) Changes in Prime Rate or Federal Funds Effective Rate. The Base Rate shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Prime Rate or in the Federal Effective Funds Rate, as applicable, which adjustments shall be automatically effective on the day of any such change.

                  (iii) Event of Default. Upon the occurrence of and during the continuance of an Event of Default, the outstanding principal amount of the Loans shall bear interest from the date of such occurrence at a rate per annum which is equal to 2% (200 basis points) in excess of the rate or rates which would then otherwise be in effect pursuant to this Section 2.3 with respect to such Loans.

2.3c              Interest Payment and Dates of Payment. Interest will be due and payable on or about the last date of each month and will be charged to the Parent Account or another account created by the Bank to implement the Working Cash Agreements. In the event that there is insufficient Credit in the Parent Account or such other account to pay interest, the Bank will advance funds on behalf of the Borrower as provided by Subsection 2.1c hereof to the extent the Borrower has availability under the Revolving Credit Commitment. If not paid by one of the two foregoing alternates interest will be immediately due and payable by the Borrower. The foregoing notwithstanding, automatic payments of interest pursuant to this Subsection 2.3c shall be based exclusively on the Prime Rate less the Applicable Margin. In the event that the sum of Federal Funds Effective Rate plus fifty (50) basis points is, for any period during any month, greater than the Prime Rate a separate billing for additional interest due shall be sent to the Borrower. Such additional interest shall be due and payable within ten
(10) days.


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2.3d              Method of Calculation. The interest rate shall be calculated on the basis of the actual number of days elapsed, using a year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

                  Section 1.07. Payment Instruction. From and after the First Amendment Effective Date, Section 2.6 shall be amended and restated in its entirety to read as follows:

2.6 Payments. All payments of principal, interest, fees, costs and other amounts due hereunder and under the other Loan Documents not credited to the Bank directly pursuant to the terms hereof or of the Working Cash Sweep Agreement shall be made by the Borrower to the Bank at the Bank's principal office at One PNC Plaza, Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222, Attention: Metals Group, not later than 12:00 noon (Eastern time) on the due date. All such payments with respect to the Loans shall be immediately good funds when delivered by the Borrower to the Bank.

                  Section 1.08. Letter of Credit Fee Adjustment. From and after the First Amendment Effective Date Subsection 2.8a shall be amended and restated in its entirety to read as follows:

2.8a              Letter of Credit Fees.  The Borrower shall pay Letter of
Credit Fees in accordance with the terms of the relevant application for Letter of Credit or the Reimbursement Agreement, as the case may be.

                  Section 1.09. Payment from Accounts. From and after the First Amendment Effective Date, Section 2.9 shall be amended and restated in its entirety to read as follows:

2.9 Payment from Accounts Maintained by Borrower. In the event that any payment of principal, interest, Commitment Fee, Letter of Credit Fee, other Fee or expense or any other amount due the Bank under any of the Loan Documents is not paid when due, the Bank is hereby authorized to effect such payment by debiting the Parent Account or any deposit account now or in the future maintained with the Bank by the Borrower, either individually or with another Person. This right of debiting accounts of the Borrower is in addition to any right of setoff accorded the Bank hereunder or by operation of law.

                  Section 1.10. Modification of Reporting Requirements. From and after the First Amendment Effective Date Section 5.2 shall be amended by deleting therefrom existing Subsection 5.2f through 5.2i inclusive and by redesignating Subsection 5.2j as Subsection 5.2f and Subsection 5.2k as Subsection 5.2g.

                  Section 1.11. Modification of Financial Covenants. From and after the First Amendment Effective Date item (iii) of Section 6.4 shall be amended and restated in its entirety to read as follows:


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                  (iii) Leverage. The Borrower's ratio of Consolidated Total
Liabilities to Tangible Net Worth shall at no time exceed 1.00:1.00.

                  Section 1.12. Adjustment of Capital Expenditure Limitation. From and after the First Amendment Effective Date Section 6.5 shall be amended and restated in its entirety to read as follows:

6.5 Capital Expenditure. The Borrower shall not in any one Fiscal Year make Consolidated Capital Expenditures in excess of $10,000,000.

                  Section 1.13. Limitation Upon Use of Proceeds. From and after the First Amendment Effective Date Section 6.12 shall be amended and restated in its entirety to read as follows:

6.12 Use of Proceeds. The Borrower shall not use any proceeds of the Loans or any Letter of Credit either directly or indirectly (i) for the purpose of "purchasing or carrying any margin stock" within the meaning of Regulations G, T, U or X, or (ii) (x) to knowingly purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Security, (y) to knowingly purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary or (z) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or an Affiliate of the Borrower.

                  Section 1.14. Modification of Advance Prerequisites. From and after the First Amendment Effective Date Section 7.1 shall be amended and restated in its entirety to read as follows:

7.1 All Loans. The obligation of the Bank to make any Loan is subject to the satisfaction of each of the following conditions precedent:

7.1a              Working Cash Sweep Agreement.  No advance pursuant to
Section 2.1 shall occur if either the Borrower or the Bank has terminated the Working Cash Sweep Agreement.

7.1b              No Default or Event of Default. The Borrower shall have
performed and complied with all agreements and conditions which are required hereby or by any other Loan Document to be performed or complied with by it prior to such Loan being made and, at the time of such Loan, no Default or Event of Default has occurred and is continuing or will result from the making of such Loan.

7.1c              No Material Adverse Change.  At the time of making such Loan, no Material Adverse Change has occurred and is continuing.


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7.1d              Representations Correct. The representations and warranties contained in Article 4 hereof and in the other Loan Documents and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement shall be (i) correct when made and (ii) correct in all material respects at the time of such Loan.

Each Loan shall be deemed to be, as of the time made, a certification by the Borrower as to the accuracy of the matters set forth in Sections 7.1b, 7.1c and 7.1d.

                  Section 1.15. Additional Event of Default. From and after the First Amendment Effective Date Section 8.1 shall be amended by adding thereto a new Subsection 8.1l which shall read as follows:

8.1l              Termination of Working Cash Sweep Agreement.  The termination upon thirty (30) days' prior written notice by either the Bank or the Borrower of the Working Cash Sweep Agreement.

                  Section 1.16. No Other Amendments or Waivers. The amendments to the Existing Agreement set forth in Sections 1.01 through 1.15 inclusive above do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this First Amendment, the provisions of the Existing Agreement. The amendments set forth in Sections 1.01 through 1.15 inclusive hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Bank under the Existing Agreement with respect to any such violation. Nothing in this First Amendment shall be deemed or construed to be a waiver or release of, or a limitation upon, the Bank's exercise of any of its rights and remedies under the Existing Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.


                                   ARTICLE II

                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

                  Section 2.01. Incorporation by Reference. As an inducement to the Bank to enter into this First Amendment, the Borrower hereby repeats herein for the benefit of the Bank the representations and warranties made by the Borrower in Sections 4.1 through 4.24, inclusive, of the Existing Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this First Amendment.


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                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  Section 3.01. Conditions Precedent. Each of the following shall be a condition precedent to the effectiveness of this First Amendment:

                  (i) The Bank shall have received, as of the First Amendment Effective Date, duly executed counterpart originals of this First Amendment.

                  (ii) The Bank shall have received, as of the First Amendment Effective Date, duly executed counterpart originals of the Working Cash Sweep Agreement and the Trust Agreement.

                  (iii) The Bank shall have received resolutions of the board of directors of the Borrower authorizing execution and delivery of the First Amendment, the Working Cash Sweep Agreement and the Trust Agreement certified by the Secretary of the Borrower as being true, correct, complete and in effect as of the First Amendment Effective Date in form and substance satisfactory to the Bank.

                  (iv) The following statements shall be true and correct on the First Amendment Effective Date and the Bank shall have received a certificate signed by an Authorized Officer of the Borrower, dated the First Amendment Effective Date, stating that:

                           (A)      except to the extent modified in writing
by the Borrower and delivered to the Bank on or prior to the date hereof, the representations and warranties made pursuant to Section 2.01 of this First Amendment and in the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date;

                           (B)      no Event of Default or event which with
the giving of notice or passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this First Amendment;

                           (C)      the Borrower has in all material respects
performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Agreement and the other Loan Documents; and

                           (D)      the certificate of incorporation of the
Borrower, the bylaws of the Borrower and the incumbency certificate of the Borrower delivered on the Closing Date, unless amendments are delivered at the First Amendment Effective Date, remain unchanged and are still in full force and effect.



C/M 11834.0000 491934.1
                                      -13-

                                   ARTICLE IV

                               GENERAL PROVISIONS

                  Section 4.01. Ratification of Terms. Except as expressly amended by this First Amendment, the Existing Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed in all material respects. The Borrower hereby confirms that any collateral for the Bank Indebtedness, including but not limited to liens, security interests, granted by the Borrower, shall continue unimpaired and in full force and effect.

                  Section 4.02. References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment in connection with the Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Agreement without making specific reference to this First Amendment, but nevertheless all such references shall include this First Amendment unless the context requires otherwise. From and after the First Amendment Effective Date, all references in the Existing Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Existing Agreement as amended hereby.

                  Section 4.03. Counterparts. This First Amendment may be executed in different counterparts, each of which when executed by the Borrower and the Bank shall be regarded as an original, and all such counterparts shall constitute one First Amendment.

                  Section 4.04. Capitalized Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Existing Agreement, as amended hereby.

                  Section 4.05. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.



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                                      -14-

                  Section 4.06. Headings. The headings of the sections in this First Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this First Amendment to be duly executed by their proper and duly authorized officers the day first above written.

ATTEST:                     (SEAL)           UNIVERSAL STAINLESS & ALLOY
                                             PRODUCTS, INC., a Delaware
                                             corporation


By                                           By
Name                                         Name
Title                                        Title


                                             PNC BANK, NATIONAL
                                             ASSOCIATION


                                             By
                                             Name
                                             Title


C/M 11834.0000 491934.1
                                      -15-


                               President and Chief Executive Officer


Date:      May 13, 1997        /s/ Richard M. Ubinger
                               -----------------------------------------------
                               Richard M. Ubinger
                               Chief Financial Officer,
                               Principal Accounting Officer and
                               Treasurer



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600602.1